EXHIBIT 32

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

George Strayton, Chief Executive Officer and Paul A. Maisch, Chief Financial Officer of Provident New York Bancorp (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the Amendment No. 2 to the annual report on Form 10-K/A for the fiscal year ended September 30, 2007 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 25, 2008	/s/ George Strayton
George Strayton
President and Chief Executive Officer

Date: January 25, 2008	/s/ Paul A. Maisch
Paul A. Maisch
Executive Vice President and Chief Financial Officer

48